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                                  EXHIBIT 21

SUBSIDIARIES OF CHARLES E. SMITH RESIDENTIAL REALTY L. P.

Name                                            State of Incorporation/Formation
----                                            --------------------------------
Smith Property Holdings One L.P.                          Delaware
Smith Property Holdings One (D.C.) L.P.                   Delaware
Smith Property Holdings Crystal Towers L.P.               Delaware
Smith Property Holdings Two L.P.                          Delaware
Smith Property Holdings Two (D.C.) L.P.                   Delaware
Smith Property Holdings Three L.P.                        Delaware
Smith Property Holdings Three (D.C.) L.P.                 Delaware
Smith Property Holdings Four L.P.                         Delaware
Smith Property Holdings Kenmore L.P.                      Delaware
Smith Property Holdings Five L.P.                         Delaware
Smith Property Holdings Five (D.C.) L.P.                  Delaware
First Herndon Associates Limited Partnership              Virginia
Smith Property Holdings Six L.P.                          Delaware
Smith Property Holdings Six (D.C.) L.P.                   Delaware
Smith Property Holdings Van Ness L.P.                     Delaware
Smith Property Holdings Columbia Road L.P.                Delaware
Smith Property Holdings Seven L.P.                        Delaware
Smith Property Holdings Crystal Plaza L.L.C.              Delaware
Metropolitan Acquisition Finance L.P.                     Delaware
Smith Employment Services L.P.                            Delaware

Smith Realty Company                                      Maryland
Consolidated Engineering Services, Inc.                   Maryland
Smith Management Construction, Inc.                       Maryland
Charles E. Smith Insurance Agency, Inc.                   District of Columbia







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